Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form F-3 of Samson Oil & Gas Limited (the “Company”) and to the incorporation by reference therein of our report dated March 25, 2009, with respect to the consolidated financial statements of the Company for the year ended June 30, 2008 included in its Form 6-K/A filed July 10, 2009, with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Denver, Colorado
August 4, 2009